                                                                    EXHIBIT 12.1

                                 New World Pasta
    Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges
                             (Dollars in Thousands)

                                                                                                                     Pro forma
                                             1994           1995           1996           1997           1998           1998
                                           -------        -------        -------        -------        -------        -------
Earnings before income taxes               $30,596        $31,625        $31,144        $41,720        $41,868        $11,494
Interest expense                                --             --             --             --             --         28,211
                                           -------        -------        -------        -------        -------        -------
                                            30,596         31,625         31,144         41,720         41,868         39,705
                                           =======        =======        =======        =======        =======        =======
Interest expense                                --             --             --             --             --         28,211
Dividends in preferred stock                    --             --             --             --             --         13,618
                                           -------        -------        -------        -------        -------        -------
                                                --             --             --             --             --         41,829
                                           =======        =======        =======        =======        =======        =======
Ratio of Earnings to Combined Fixed
Charges                                    N/A*           N/A*           N/A*           N/A*              N/A*            0.9(1)
                                                                                                                      =======

----------------------

* Historically, New World Pasta has not incurred indebtedness or related interest expense as a division of Hershey.

(1) On a pro forma basis combined fixed charges exceed earnings before income taxes for 1998 by $2,124,000.